Exhibit 10.2

AMENDMENT AGREEMENT

This Amendment Agreement (this “Agreement”) is made and entered into this 2nd day of March 2009, by and between LKQ Corporation, a Delaware corporation (the “Company”), and Joseph M. Holsten (the “Consultant”).

The Company and the Consultant are parties to that certain Consulting Agreement dated as of January 11, 2008 (the “Consulting Agreement”). The parties desire to amend the Consulting Agreement on the terms and subject to the conditions set forth herein.

In consideration of the undertakings and agreements of the respective parties set forth herein, the parties agree as follows:

1.	Section 3 of the Consulting Agreement is hereby amended in its entirety to read as follows:

3.	Compensation and Benefits During the Term. During the Term, the Company agrees (a) to pay Consultant at the rate of $200,000 annually, and (b) to provide for the continuation, at the Company’s expense, of substantially the same health benefits in effect for Consultant immediately prior to the commencement of the Term.

2.	General. All other terms and conditions of the Consulting Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year specified at the beginning hereof.

LKQ CORPORATION

By:	/s/ Victor M. Casini
Name:	Victor M. Casini
Title:	Senior Vice President

CONSULTANT

/s/ Joseph M. Holsten
Joseph M. Holsten